MASTER-FEEDER PARTICIPATION AGREEMENT AMONG

                                   LKCM FUNDS,
                      TT INTERNATIONAL U.S.A. MASTER TRUST,
                 LUTHER KING CAPITAL MANAGEMENT CORPORATION, AND
                     TT INTERNATIONAL INVESTMENT MANAGEMENT

         THIS AGREEMENT is made and entered into as of the 28th day of July, 2000, by and among: LKCM Funds (the "Trust"), on behalf of its series LKCM
International Fund (the "Fund"); TT International U.S.A. Master Trust (the "Master Trust"), on behalf of its series TT EAFE Portfolio (the "Portfolio"); Luther King Capital Management Corporation ("LKCM"); and TT International Investment Management ("TTI").

         WHEREAS, the Fund and the Portfolio are series of open-end management investment companies, and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

         WHEREAS, the Fund desires to invest its investable assets in the Portfolio in exchange for beneficial interests in the Portfolio ("Interests") on the terms and conditions set forth herein, and the Portfolio believes that such investments are in its best interests; and

         WHEREAS, LKCM is the investment adviser for the Fund and TTI is the investment adviser for the Portfolio;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                        I
                           INVESTMENTS AND REDEMPTIONS

         1.1 INVESTMENTS. The Fund will invest its investable assets in the Portfolio and, in exchange therefor, the Portfolio will issue to the Fund Interests equal in value to the assets of the Fund conveyed to the Portfolio based on the net asset value of the Portfolio next determined after such investment. All such investments by the Fund shall be made in accordance with procedures mutually agreed to by the parties hereto (or their agents) from time to time and the provisions of the Portfolio's Form N-1A registration statement (the "Portfolio's N-1A").

         1.2 INVESTMENT DATES. The initial investment by the Fund in the Portfolio shall occur on such date as the parties hereto agree upon and further investments by the Fund shall occur on subsequent Business Days as the Fund determines. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC").
All acts occurring on the date of an investment shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on such date.

         1.3 REDEMPTIONS. The Portfolio will redeem any full or fractional Interests owned by the Fund when requested by LKCM on behalf of the Fund in accordance with the operational procedures mutually agreed to by the parties hereto (or their agents) from time to time and the provisions of the Portfolio's N-1A. Payments will be made in accordance with the Portfolio's N-1A.

         1.4 PURCHASE AND REDEMPTION PROCEDURES. TTI and the Master Trust shall instruct the Master Trust's placement agent to accept purchase and redemption orders from the Fund on each Business Day, provided that such orders are received by such placement agent prior to 9:00 a.m., New York time on such Business Day and reflect purchase and redemption orders received from the Fund's shareholders in good order prior to the time as of which the net asset value of the Portfolio was priced (such Portfolio's "valuation time") on the prior Business Day (which valuation time typically will be as of 4:00 p.m., New York time). These purchase and redemption orders shall be placed in such written, electronic or other form as may be mutually agreed upon by the parties hereto (or their agents) from time to time. Payment by the Fund for a purchase order that is transmitted to and accepted by the placement agent shall be made promptly and in no event later than by 12:00 noon, New York time on the date of such acceptance.

         1.5 NET ASSET VALUE DATA. TTI and the Master Trust (or their agents) shall make the Book Capital Account Balance of the Fund with respect to the Portfolio available to LKCM and the Fund (or their designated agents) on each day on which Book Capital Account Balances are required to be calculated as soon as reasonably practical after such Book Capital Account Balances are calculated and shall use their best efforts to make such Book Capital Account Balances available by 6:30 p.m., New York time. Book Capital Account Balance as used herein refers to the balance representing the value of the holdings of the Fund as calculated in accordance with the Master Trust's Declaration of Trust and applicable procedures.

         1.6 CONDITIONS PRECEDENT. The obligations of each party hereto to consummate the transactions provided for herein are subject to all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby.

                                       II
                         REPRESENTATIONS AND WARRANTIES

         2.1      THE TRUST.  The Trust represents and warrants as follows:

                  (a) ORGANIZATION. The Trust is duly organized and validly existing under the laws of the State of Delaware as a Delaware business trust. The Fund is a duly and validly designated series of the Trust and has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

                  (b) AGREEMENT AUTHORIZATION. The execution and delivery of this Agreement by the Trust on behalf of the Fund and the consummation of the transactions contemplated hereby have been duly authorized by the Trust's Board of Trustees.

                  (c) NO BANKRUPTCY PROCEEDINGS. The Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

                  (d) FISCAL YEAR. The fiscal year end of the Fund is December 31.

                  (e) SEC FILINGS. The Trust has duly filed all forms, reports, proxy statements and other documents (collectively, "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") (collectively, the "Securities Laws") in connection with the registration of the Fund's shares, any meetings of the Fund's shareholders and the Trust's registration as an investment company. The SEC Filings were prepared in accordance with applicable requirements of the Securities Laws and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) 1940 ACT REGISTRATION. The Trust is duly registered as an open-end management investment company under the 1940 Act, and its registration statement is in full force and effect.

                  (g) PRIVATE PLACEMENT QUALIFICATIONS. The Fund is an "accredited investor" as that term is defined in Regulation D under the 1933 Act, the Fund is investing in the Portfolio for investment purposes, and the Fund has been provided with access to information regarding the Portfolio consistent with applicable requirements for private offerings of securities to accredited investors.

                  (h)      ONGOING    REPRESENTATIONS.    The    representations
contained in this Section 2.1 shall be deemed to be repeated upon each investment by the Fund in the Portfolio.

         2.2 THE MASTER TRUST. The Master Trust represents and warrants as follows:

                  (a) ORGANIZATION. The Master Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts as a Massachusetts trust. The Portfolio is a duly and validly designated series of the Master Trust and has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

                  (b) AGREEMENT AUTHORIZATION. The execution and delivery Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by the Master Trust's Board of Trustees.

                  (c) ISSUANCE OF INTERESTS AUTHORIZATION. The Master Trust's Board of Trustees has duly authorized, or will have duly authorized by the initial investment date in Section 1.2 herein, the issuance of Interests by the Portfolio in exchange for investments by the Fund. When issued in accordance with the terms of this Agreement, the Interests will be validly issued and entitled to the rights set forth in the Declaration of Trust of the Master Trust.

                  (d) NO BANKRUPTCY PROCEEDINGS. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy
Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

                  (e) FISCAL YEAR. The fiscal year end of the Portfolio is December 31.


                  (f) AUDITORS. The Portfolio has appointed, or will have appointed by the initial investment date in Section 1.2 herein, PricewaterhouseCoopers LLP as its independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act, and promptly shall notify LKCM and the Trust if any other independent public accountant is designated to perform this function.

                  (g) SEC FILINGS. The Master Trust has duly filed, or will have duly filed by the initial investment date in Section 1.2 herein, all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and 1940 Act in connection with any meetings of the Portfolio's investors and the Portfolio's registration as an investment company. Interests of the Portfolio are not required to be registered under the 1933 Act because such Interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. The SEC Filings were prepared, or will be prepared by the initial investment date in Section 1.2 herein, in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations thereunder, and do not contain, or will not contain by the initial investment date in Section 12. herein, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) 1940 ACT REGISTRATION. The Master Trust will be duly registered as an open-end management investment company under the 1940 Act, and its registration will be in full force and effect by the initial investment date in Section 1.2 herein.

                  (i) TAX STATUS. The Portfolio is classified, or will be classified by the initial investment date in Section 1.2 herein, as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

                  (j) PRICING AND IN-KIND REDEMPTION PROCEDURES. The Portfolio has adopted, or will have adopted by the initial investment date in
Section 1.2 herein, pricing and valuation procedures and in-kind redemption procedures that comply with the 1940 Act and any related interpretations issued by the SEC staff.

                  (k)      ONGOING    REPRESENTATIONS.    The    representations
contained in this Section 2.2 shall be deemed to be repeated upon each investment by the Fund in the Portfolio.

         2.3      LKCM.  LKCM represents and warrants as follows:

                  (a) ORGANIZATION. LKCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

                  (b) AUTHORIZATION. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary actions by LKCM.

                  (c) INVESTMENT ADVISER. LKCM is duly registered as an investment adviser with the SEC in good standing under ------------------- the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         2.4      TTI.  TTI represents and warrants as follows:

                  (a) ORGANIZATION. TTI is a partnership duly organized, validly existing and in good standing under the laws of England and has the requisite power and authority to conduct its business as contemplated by this Agreement.

                  (b)      AUTHORIZATION   OF   AGREEMENT.   The  execution  and
delivery   of   this    Agreement    by   TTI   have   been   duly    authorized
all necessary actions by TTI.

                  (c) INVESTMENT ADVISER. TTI is duly registered as an investment adviser with the SEC in good standing under the Advisers Act and in all jurisdictions where such registration is required to conduct the activities contemplated herein.

                  (d) UK REGULATION. TTI is duly registered with and authorized by the Investment Management Regulatory Organisation to conduct investment management business in the United Kingdom.

                                       III
                                    COVENANTS

         3.1      THE TRUST.  The Trust covenants as follows:

                  (a) ADVANCE REVIEW OF FILINGS. The Trust will furnish to the Master Trust and TTI (or their designated agents) at least three Business Days prior to filing a draft of any amendment to its registration statement relating to the Fund.

                  (b)      PROXY  VOTING.   If  requested  to  vote  on  matters
pertaining to the Portfolio, the Fund will (i) call a meeting of its shareholders for the purpose of seeking instructions from them regarding such matters, and (ii) vote all the Fund's Interests proportionally in accordance with the voting instructions of Fund shareholders who do give voting instructions. The Fund will hold such meetings in accordance with a timetable reasonably consistent with the Portfolio's needs. The Portfolio will be responsible for all reasonable costs (including legal fees) associated with Fund proxies and shareholder meetings called to vote on matters pertaining to the Portfolio.

                  (c) REGISTRATION STATEMENT AMENDMENTS. If the Trust is required to file an amendment to its registration statement on Form N-1A as a result of amendments to the Portfolio's N-1A (other than annual amendments to the Portfolio's N-1A made in the normal course of business), the Trust will prepare and file such amendments. The Portfolio will be responsible for all reasonable costs (including legal fees) associated with such amendments.

         3.2      INDEMNIFICATION BY THE FUND.

                  (a) The Trust agrees, on behalf of the Fund, that the Fund will indemnify and hold harmless the Master Trust, the Portfolio, TTI and their respective trustees, directors, officers and employees and each other person who controls the Master Trust, the Portfolio or TTI, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

                           (i)    arise  out of or  are  based  upon  any of the
Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Fund or LKCM (either during the course of its daily activities or in connection with the accuracy of their representations or their warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or TTI (other than an imputed act or omission based upon an act or omission of the Fund or
LKCM);

                           (ii)   arise out of any  misstatement  of a  material
fact or an omission of a material fact required to be stated in order that the statements made are not misleading in either (A) the Fund's registration statement (including amendments thereto) or (B) advertising or sales literature regarding the Fund (or any other series of the Trust), other than information provided in writing, by the Portfolio or TTI or included in Fund advertising or sales literature at the written request of a Portfolio or TTI;

                           (iii)  result from the failure of any  representation
or warranty made by the Trust or LKCM to be accurate when made (or deemed to be repeated) or the failure of the Trust, the Fund or LKCM to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                           (iv)   arise out of any unlawful or negligent  act of
the Trust, the Fund or LKCM or any director, officer, employee or agent thereof; or

                           (v)    arise out of any sales  practices  of  brokers
that are authorized by the Fund or LKCM to sell Fund shares.

provided, however, that in no case shall the Fund be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the TTI, the Portfolio or a Covered Person. Failure to notify the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.

                  (b) The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund with the approval of TTI, provided that such approval shall not be unreasonably withheld or delayed. In the event the Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Fund, in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Fund shall not be liable to indemnify any Covered Person for any settlement of any claim effected without the Fund's written consent, which consent shall not be unreasonably withheld or delayed, provided that such consent does not include any admission of wrongdoing by, or restrictions on the future activities of, the Fund. The indemnities set forth in paragraph (a) will be in addition to any liability that a Fund might otherwise have to a Covered Person.

         3.3      THE MASTER TRUST.   The Master Trust covenants as follows:

                  (a) ADVANCE REVIEW OF FILINGS. The Master Trust will furnish to LKCM (or its designated agent) at least three Business Days prior to filing a draft of any amendment to the Portfolio's N-1A relating to the Portfolio.

                  (b) TAX STATUS. The Portfolio will qualify to be, and will be, classified as a partnership under the Code for all periods during which this Agreement is in effect.

                  (c) AVAILABILITY OF INTERESTS. Subject to compliance with the Securities Laws and the terms of this Agreement, including without limitation the continuing accuracy of the representations set forth in Sections
2.1 and 2.3, the Portfolio shall permit the Fund to make additional investments in the Portfolio on each Business Day on which shares of the Fund are sold to the public and purchase orders are submitted in proper form; provided, however, that the Portfolio may refuse to permit the Fund to make additional investments on any day on which the Trustees of the Master Trust reasonably determine that permitting additional investments by the Fund would constitute a breach of their fiduciary duties to the Portfolio.

                  (d) INVESTMENT OBJECTIVE. The Portfolio will notify the Fund at least 75 days prior to amending its investment objective or policies in any material respects.

         3.4      INDEMNIFICATION BY THE MASTER TRUST AND TTI.

                  (a) The Master Trust and TTI will indemnify and hold harmless the Trust, the Fund, LKCM and their respective trustees, officers and employees and each other person who controls the Trust, the Fund or LKCM, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), which

                           (i)    arise  out of or  are  based  upon  any of the
Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio or TTI (either during the course of their daily activities or in connection with the accuracy of their representations or their warranties in this Agreement) caused or continues to cause the Fund to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Trust, the Fund or LKCM (other than an imputed act or omission based upon an act or omission of the Master Trust, the Portfolio or TTI);

                           (ii)   arise out of or are based  upon an  inaccurate
calculation of the Portfolio's net asset value (whether by the Portfolio or by any party retained by the Portfolio for that purpose);

                           (iii)  arise  out  of  (A)  any   misstatement  of  a
material fact or an omission of a material fact in the Portfolio's N-1A (including amendments and supplements thereto) required to be stated in order that the statements made are not misleading, unless based upon information provided in writing by the Trust, the Fund or LKCM, or included at the written request of the Portfolio or TTI in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in advertising or sales literature of any investor in the Portfolio, other than the Fund, required to be stated in order that the statements made are not misleading;

                           (iv)   arise out of the Portfolio's having caused the
Fund to fail to qualify as a regulated investment company under the Code;

                           (v)    result from the failure of any  representation
or warranty made by the Master Trust or TTI to be accurate when made (or deemed to be repeated) or the failure of the Master Trust, the Portfolio or TTI to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                           (vi)   arise out of any unlawful or negligent  act by
the Master Trust, the Portfolio, TTI or any director, trustee, officer, employee or agent thereof;

                           (vii)  arise  out  of any  claim  that  the  systems,
methodologies,  or technology  used in connection  with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark; or

                           (viii) result from any  liability of the Portfolio to
any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders);

provided, however, that in no case shall a Portfolio or TTI be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Portfolio and TTI in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Portfolio and TTI of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

                  (b) The Master Trust and TTI will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if either elects to assume the defense, such defense shall be conducted by counsel chosen by TTI with the approval of LKCM, provided that such approval shall not be unreasonably withheld or delayed. In the event the Master Trust and TTI elect to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Master Trust and TTI shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Master Trust or TTI, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Master Trust or TTI, in which case the Master Trust or TTI shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of such counsel. The Master Trust and TTI shall not be liable to indemnify any Covered Person for any settlement of any claim effected without their written consent, which consent shall not be unreasonably withheld or delayed, provided that such consent does not include any admission of wrongdoing by, or restrictions on the future activities of, the Master Trust or TTI. The indemnities set forth in paragraph (a) will be in addition to any liability that the Master Trust and TTI might otherwise have to a Covered Person.

                  (c) It shall not be a condition to the obligation of either the Master Trust or TTI to provide any indemnity under this Section 3.4 in respect of any Liability that any claim or demand shall have been made, or any proceeding commenced or completed, against the other of such parties for indemnity in respect of such Liability.

         3.5 IN-KIND REDEMPTIONS. If the Fund desires to redeem all of its Interests in the Portfolio, unless otherwise agreed to by the parties hereto, the Portfolio will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. Unless otherwise agreed to by the relevant parties hereto, no other redemption of any Interests will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act, provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of Interests in the Portfolio being redeemed that day.

         3.6 EXPENSE LIMITATION. For so long as the Fund invests all of its investable assets in the Portfolio, TTI shall reimburse the Fund on a quarterly basis as follows: (a) if the expenses of the Fund, as calculated daily, including the expenses of the Fund borne indirectly by the Fund as a result of investing in the Portfolio, but excluding interest, taxes, brokerage commissions, and litigation and other extraordinary expenses ("Fund Expenses"), exceed 1.38% of the Fund's net asset value on an annualized basis, TTI shall reimburse all Fund Expenses in excess of 1.29% of the Fund's net asset value on an annualized basis; (b) if Fund Expenses exceed 1.20% but are equal to or less than 1.38% of the Fund's net asset value on an annualized basis, TTI shall reimburse one-half (50%) of Fund Expenses in excess of 1.20% of the Fund's net asset value on an annualized basis; and (c) if Fund Expenses are equal to or less than 1.20% of the Fund's net asset value on an annualized basis, TTI has no reimbursement duty with respect to such time period pursuant to this Section 3.6.

         3.7 EXPENSE LIMITATION PROCEDURES. The following procedures shall apply to the reimbursement payments described in Section 3.6:

                  (a) Within 30 days after the end of the first three calendar quarters of each fiscal year of the Fund, the Fund shall deliver to TTI a reasonably detailed statement setting forth the calculation of (i) Fund Expenses from the start of the current fiscal year (or, if later, the first day on which the Fund invested all of its investable assets in the Portfolio) through the end of such quarter (the "Statement Period"), and (ii) any payment required from TTI pursuant to Section 3.6 for the Statement Period, after taking into full account any prior reimbursements by TTI for the Statement Period
("Reimbursement"). TTI shall pay the Reimbursement subject to Section 3.7(c) below within 20 days after its receipt of such quarterly statement.

                  (b) Within 10 days after the preparation of the audited financial statements of the Fund for each fiscal year, the Fund shall, based upon such financial statements, deliver to TTI a reasonably detailed annual statement setting forth the calculation of (i) the expenses of the Fund for such fiscal year, (ii) the amount of such expenses required to be reimbursed by TTI for such fiscal year as set forth in this Section 3.6, and (iii) the aggregate amount of any payments made by TTI for such fiscal year under Section 3.6. If in any such annual statement the amount of (iii) exceeds the amount of (ii), the Fund shall forthwith refund the excess to TTI. If in any such annual statement the amount of (ii) exceeds the amount of (iii), TTI shall, subject to Section 3.7(c) below, pay to the Fund an amount equal to the excess within 20 days of its receipt of the annual statement.

                  (c) If TTI objects in writing to any payment required by any annual or quarterly statement under Sections 3.6 and 3.7 herein, the obligation of TTI to make such payment shall be suspended until the objection has been resolved as provided in Section 3.7(d) below.

                  (d) If TTI objects in writing to any payment required by any annual or quarterly statement under Sections 3.6 and 3.7, the Fund and TTI shall negotiate in good faith to resolve the objection. If the parties are unable to resolve the objection, they shall submit the matter for resolution to a firm of independent public accountants that are chosen by mutual consent of TTI and the Fund. The decision of any such firm shall be conclusive between the parties, and the expenses of the accountants shall be divided evenly between TTI and the Fund.

                  (e) The Fund and LKCM shall, when and as TTI may reasonably request, make available to TTI and its representatives (i) all books and records of the Fund necessary or convenient to confirm the calculations in any annual or quarterly statement under Sections 3.6 and 3.7, and (ii) the accounting personnel of the Fund (whether employed by the Fund or its service providers) for purposes of discussing any annual or quarterly statement under Sections 3.6 and 3.7. No access to any information granted under this Section 3.7(e) is intended to constitute a waiver of any privilege relating to such information.

                  (f) If the Fund invests all of its investable assets in the Portfolio for less than an entire fiscal year, any reimbursement by TTI under Sections 3.6 or 3.7 shall be calculated on a pro rata basis according to the number of days during such fiscal year in which the Fund invested all of its investable assets in the Portfolio.

                  (g) The following expenses of the Fund shall be excluded from Fund Expenses for all purposes of Sections 3.6 and 3.7: (i) expenses representing any increase in the rate of compensation paid by the Fund to LKCM (or its affiliates) under its management agreement or otherwise; (ii) any expenses representing an increase in the rate of compensation of any service provider engaged by the Fund other than LKCM or its affiliates from the level prevailing for such service provider or its predecessor at the date of this Agreement in excess of any increases in such service provider's standard rates charged to other customers of the service provider for comparable services;
(iii) any expenses in excess of $10,000 in the aggregate for any fiscal year that are of a type not borne by the Fund in its fiscal year ended December 31, 1999; (iv) any expenses of accountants to be borne by the Fund as provided in
Section 3.7(d); and (v) expenses reimbursed by TTI under other provisions of this Agreement.

                  (h) No interest shall accrue on any payments under Sections 3.6 and 3.7.

         3.8 EXISTING INVESTORS IN THE FUND. TTI will not solicit any investor in the Fund at the date of this Agreement ("Fund Investor") to invest instead directly in the Portfolio or in another feeder fund that invests in the Portfolio, provided however, this Section shall not apply to:

                  (a) solicitations of (i) Dimension Capital for the account of Transcafe SA of Las Margaritas Guatemala or other clients; (ii) Jesuit School; and/or (iii) Dallas Symphony Orchestra investing directly or through Northern Trust Global Advisers;

                  (b) any BONA FIDE unsolicited subscriptions for shares or requests for prospectuses or other marketing materials;

                  (c)      any  general  advertising,   such  as  newspaper  and
magazine advertisements, or any general solicitations, whether through a company sponsored benefit plan or otherwise, not knowingly mailed to Fund Investors.

         3.9 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                       IV
                              ADDITIONAL AGREEMENTS

         4.1 NOTIFICATION OF CERTAIN MATTERS. Each party will give prompt notice to the other parties upon learning of (a) the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty by such notifying party contained in this Agreement to be untrue or inaccurate, and (b) any material failure of such notifying party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

         4.2 ACCESS TO INFORMATION. The Trust and the Master Trust shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as reasonably requested; provided, however, that nothing contained herein shall obligate the Trust or the Master Trust to provide access to the books and records relating to any other series of the Trust and the Master Trust other than the Fund and Portfolio, respectively, nor shall anything contained herein obligate the Fund to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

         4.3 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all non-public data and information obtained from another party (unless such information is or becomes readily ascertainable from public information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the respective auditors of the Fund and the Portfolio, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

         4.4 PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law and the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                        V
                            TERMINATION AND AMENDMENT

         5.1 TERMINATION. This Agreement may be terminated (a) by the Trust or LKCM upon not less than 30 days prior written notice to the Master Trust and

TTI, (b) by the Master Trust or TTI on not less than 120 days' prior written notice to the Trust and LKCM, and (c) at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party. The indemnification obligations in Article III and the confidentiality provisions in Section 4.3 shall survive the termination of this Agreement. Nothing contained in this Article V shall be construed to prevent the Fund, on any Business Day, from redeeming any or all of its shares in the Portfolio and investing such redemption proceeds elsewhere or placing them directly under the investment discretion of another adviser, including LKCM.

         5.2      AMENDMENT.  This   Agreement  may  be  amended,   modified  or
supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VI
                               GENERAL PROVISIONS

         6.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by facsimile, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Trust            Luther King Capital Management Corp., Inc.
or LKCM:                   301 Commerce Street, Suite 1600
                           Fort Worth, Texas  76155
                           Attn: Luther King
                           Fax:  (817) 332-4630

If to the Master Trust:    TT International USA Master Trust
                           c/o Investors Bank & Trust Company
                           200 Clarendon Street
                           Boston, Massachusetts  02116
                           Fax:  617-330-6700

                           With a copy to:

                           Austin Allison
                           TT International Investment Management
                           5 Martin Lane
                           London, England  EC4R  ODP
                           Fax:  44-20-7410-3509

If to TTI:                 TT International Investment Management
                           Attention:  Austin Allison
                           5 Martin Lane
                           London, England  EC4R  ODP
                           Fax:  44-20-7410-3509

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

         6.2 HEADINGS. The headings and captions in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         6.4 ENTIRE AGREEMENT. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporate or supersede all prior understandings.

         6.5 SUCCESSORS AND ASSIGNMENTS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         6.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law or conflicts of law provisions thereof. Each party consents to the exclusive jurisdiction of the courts of Delaware.

         6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.8 LIMITATIONS OF LIABILITY. Each party expressly acknowledges the provisions in the Declarations of Trust of the Trust and the Master Trust limiting the personal liability of shareholders, officers and trustees of the Trust and the Master Trust. The parties hereto also agree and acknowledge that
(a) the Trust has entered into this Agreement solely on behalf of the Fund, and no other series of the Trust shall have any obligation hereunder with respect to any liability of the Trust arising hereunder; (b) the Master Trust has entered into this Agreement solely on behalf of the Portfolio, and no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder; and (c) no series or feeder participant of the Master Trust shall be liable to any other series or feeder participant of the Master Trust. In the event that Mr. J. Luther King, Jr. becomes a Trustee of the Master Trust, the Master Trust, the Portfolio or TTI shall have no liability under this Agreement on the account of any action or omission to act by Mr. J. Luther King, Jr. in his capacity as a member of the Board of the Master Trust.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


LKCM FUNDS, on behalf of its series, the LKCM International Fund

/s/ J. Luther King, Jr.
-----------------------------
J. Luther King, Jr.
President




TT INTERNATIONAL U.S.A. MASTER TRUST, on behalf of its series, the TT EAFE Portfolio



/s/ David J.S. Burnett
-----------------------------
David J.S. Burnett
President




LUTHER KING CAPITAL MANAGEMENT CORPORATION

/s/  J. Luther King, Jr.
-----------------------------
J. Luther King, Jr.
President




TT INTERNATIONAL INVESTMENT MANAGEMENT

/s/ David J.S. Burnett
-----------------------------
David J.S. Burnett
Managing Partner